Exhibit 10.9.2

AMENDMENT TO THE MARRIOTT INTERNATIONAL, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, EFFECTIVE APRIL 1, 2010

RESOLUTION OF
THE EXECUTIVE VICE PRESIDENT, GLOBAL HUMAN RESOURCES
OF MARRIOTT INTERNATIONAL, INC.

WHEREAS, Marriott International, Inc. (“Marriott”) maintains the Marriott International, Inc. Executive Deferred Compensation Plan (the “Plan”); and

WHEREAS, under Section 7.3 of the Plan, the Board of Directors (“Board”) may amend the Plan from time to time; and

WHEREAS, on August 6, 2009, the Board authorized the Executive Vice President, Global Human Resources to amend the Plan from time to time as he deems necessary or advisable, provided that no such amendment materially increases the cost to Marriott of maintaining the Plan; and

WHEREAS, to facilitate more efficient administration of the Plan, the Executive Vice President, Global Human Resources finds it advisable and appropriate to establish a new definition of compensation for purposes of determining which participants of the Plan are subject to the six-month delay requirement on certain distributions under Section 409A(a)(2)(B)(i) of the Internal Revenue Code;

NOW THEREFORE, BE IT HEREBY

RESOLVED that, effective April 1, 2010, the last sentence of Section 4.2(h)(i) shall be revised to read as follows:

“For this purpose, a Specified Employee is a person described under Treasury Regulation section 1.409A-1(i), applying the default rules thereunder, except that the definition of compensation for purposes of identifying Specified Employees is the safe harbor definition of compensation set forth under Treasury Regulation section 1.415(c)-2(d)(4).”

By:
____________________________________        ______________________
David A. Rodriguez                        Date
Executive Vice President, Global Human Resources

MARRIOTT INTERNATIONAL, INC.